Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Unifoil Holdings, Inc. and Subsidiary

Fairfield, NJ

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 12, 2023, relating to the consolidated financial statements of Unifoil Holdings Inc. and Subsidiary, which is contained in the Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Urish Popeck & Co., LLC

Pittsburgh, PA

December 7, 2023